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                                                                    EXHIBIT 10.4




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                            SHARE PURCHASE AGREEMENT

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BETWEEN THE UNDERSIGNED:

       MARIE-PAULE LEROY-LANDERCY,
       residing 5, ter rue Casteja, 92100 Boulogne Billancourt, France,

       hereinafter referred to as "MPLL",

                                                              OF THE FIRST PART,


AND:

       BIOSEPRA INC.,
       a company organized under the laws of Delaware, having its registered office at 111 Locke Drive, Marlborough, MA 01752, United States of America,

       represented by Mr. Jean-Marie Vogel,

       hereinafter referred to as "BIOSEPRA",

                                                             OF THE SECOND PART.


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RECITALS:

A) At the date hereof MPLL holds 9,940 shares representing 99.4% of the capital and voting rights in Biosphere Medical SA (the "Company"), a French SOCIETE ANONYME with a share capital of FF. 1.000.000, divided into 10,000 shares of FF. 100 each, having its registered office at Zone Industrielle de Louvres, Rue de la Briqueterie, 95380 Louvres, registered at the Registre du Commerce et des Societes of Pontoise under no. 418.584.033 and guarantees that she will hold 100% of the shares in the Company on the Closing Date.

         BIOSEPRA has informed MPLL of its Interest in acquiring 51% of the shares of the Company hereafter referred to as the "Shares".

         MPLL has informed BIOSEPRA of its desire to sell the 51% shares BIOSEPRA is interested in acquiring.

         The Parties have agreed to enter into this Agreement in order to define the terms and conditions of their respective undertakings for the purposes of and in connection with the sale and acquisition of the Shares.

B)       DEFINITIONS

         "Agreement" means the present document.

         "BIOSEPRA" means BIOSEPRA Inc, or any legal entity(ies) of the BIOSEPRA Group substituted by BIOSEPRA Inc. in accordance with the provisions of
         Article 1.1 hereinafter.

         "Closing Date" means the date fixed for the Transfer of the Shares under Article 1.2 hereof.

         "Company" means Biosphere Medical SA.

         "Confidential Information" means information concerning or relating to all or any of the following matters relating to or connected with the affairs of the Company details of which are not in the public domain: the intellectual property and any other property of the Company and/or the Subsidiaries in the nature of intellectual property or any other know-how, technical processes, customer, client and supplier lists, price lists, details of contractual arrangements and any other matters concerning the business affairs, or finances of the Company or clients or customers or other persons having dealings with the Company (however stored).

         "MPLL" means Marie-Paule Leroy-Landercy.

         "Option" means the promise to sell the Remaining Shares granted to BIOSEPRA by MPLL stipulated in Article 2.5.

         "Parties" means BIOSEPRA and MPLL.


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         "Price" means the price mentioned in Article 1.3.1 hereafter.

         "Promise" means the promise to buy the Remaining Shares granted by BIOSEPRA to MPLL stipulated in article 2.6.

         "Related Securities" means the securities defined in clause 2.5.4 hereafter.

         "Remaining Shares" means the shares of the Company held by MPLL after the Closing Date as defined in article 2.5 hereafter.

         "Sales of the Company" means aggregate sales of Biosphere, increased by any additional sales of Specialities as defined in the exclusive license contract mentioned in article 1.3.1 hereafter realized worldwide by BIOSEPRA and/or its affiliates, except for intra-group sales.

         "Shares" means the 5,100 shares of a par value of FF. 100 each in the capital of the Company representing 51 % of the share capital which MPLL has agreed to transfer to the BIOSEPRA under the Agreement.

         The Exhibits form part of the Agreement.

         The headings in this Agreement are for ease of reference only and shall not affect the construction or interpretation of this Agreement.

         References to persons shall include bodies corporate, unincorporated, associations and partnerships.

         References to the parties hereto include their respective successors in title assigns and legal personal representatives.

ARTICLE 1: SALE

1.1      SALE OF THE SHARES

         MPLL sells to BIOSEPRA and BIOSEPRA acquires from MPLL a number of shares in the Company representing 51% of its capital and voting rights under the terms and conditions set forth hereinafter.

         Any legal entity(ies) of the BIOSEPRA Group may be substituted by BIOSEPRA Inc. in the benefit of this Agreement as the purchaser of the Shares, in whole or in part, by giving notice thereof to MPLL by registered letter with an acknowledgment of receipt, or any equivalent means, at the latest one day before the Closing Date, as defined in
         Article 1.2 hereinafter. In the above mentioned notice, the buyer will guarantee the commitments resulting from the Agreement of all substituted persons.

         The Shares are on the Closing Date, free of any pledge or other security interest, option or other right in favor of third parties.


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1.2      TRANSFER OF THE SHARES

         The transfer of the Shares shall take place as of this date hereinafter referred to as the "Closing Date". The transfer of the shares shall occur at the latest 60 days as of the date of signature of the present Agreement.

1.3      PRICE OF THE SHARES

1.3.1 The Parties have agreed that the Price for the Shares shall be equal to FF. 1 (one French franc). The Price is justified by the fact that, amongst others, at the Closing Date, BIOSEPRA will grant to the Company an exclusive license pertaining to patents and technology relating to embolization microbeads and will transfer its technology in connection with vascular applications which shall strengthen substantially the activity of the Company, and the Company will benefit from synergies with BIOSEPRA group.

1.3.2 On the Closing Date BIOSEPRA shall pay to MPLL the Price (by means of a bank check or by wire transfer).

1.4      DOCUMENTS SUPPLIED ON THE CLOSING DATE

         MPLL delivers the following, documents to BIOSEPRA on the Closing Date:

         (i) "Ordre de mouvement" (stock transfers) relating to 51% of the Shares and "Ordres de mouvement" with respect to minority shareholders, i.e. Mr. Aime Poirier, Mrs. Claire Ardouvin, Mrs. Maryvonne Fallavier, Mrs. Colette Bouillette, Mrs. Herve and Mr. Angeloglou

         (ii) the minutes of the general shareholders meetings of the Company amending the Articles to create two classes A and B of shares of the Company and appointing Messrs. Jean-Marie Vogel, Egisto Boschetti and Aime Poirier as directors;

         (iii) the resignation letters from Mr. Aime Poirier, Mrs. Marie-Paule Leroy-Landercy, Mrs. Claire Ardouvin and Mrs. Maryvonne Fallavier, containing their resignations from their positions as directors of the Company and stating that the Company does not owe them any amount for any reason whatsoever;

         (iv) the statutory auditors' letters of resignation from the Company;

         (v) the minutes of the meeting of the board of directors of the Company at which the intended sale by MPLL to BIOSEPRA was approved;

         (vi) the minutes of the meeting of the board of directors of the Company appointing Mr. Jean-Marie Vogel as chairman of the board, and MPLL as "DIRECTEUR GENERAL NON ADMINISTRATEUR" and as salaried Technology Manager (DIRECTEUR DES TECHNOLOGIES).



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         The following, agreements are also signed on the Closing Date:

         (i) an exclusive license agreement between the Company and BIOSEPRA relating to all of BIOSEPRA's patents and technology relating to embolization microbeads, substantially in accordance with the terms of the draft attached hereto in
                  EXHIBIT 1.4 duly signed;

         (ii) the labor contract between MPLL and the Company in accordance with the terms of the draft attached hereto in EXHIBIT 1.4 duly signed.

ARTICLE 2: COVENANTS OF MPLL AND BIOSEPRA

2.1 MPLL undertakes to and covenants with BIOSEPRA that she will not at any time after the date of this Agreement:

         (i) disclose or divulge to any person other than to officers or employees of any BIOSEPRA's group member whose function it is to know the same or to any of their professional advisers any Confidential Information which may be within or have come to its knowledge and it shall use its best endeavors to prevent the publication or disclosure of any Confidential Information;

         (ii) do or say anything which is likely or intended to damage the goodwill or reputation of the Company or use the event of the Sale of the Company to encourage any person to cease to do business with the Company on substantially equivalent terms to those previously offered or lead any person not to engage in business with the Company.

2.2 Unless demanded by law or relevant administrative authority or to enforce its performance and/or sue for damages a defaulting party, it is understood that no revelation or communication of any of the provisions of this Agreement may be made by one of the Parties without the written consent of the other.

2.3 MPLL hereby undertakes to and covenants with BIOSEPRA that she will not as long as she remains a shareholder of the Company and for a period starting the date she sells her last Remaining Share(s) in the Company and lasting five years from that date, either on its own behalf or jointly with or as manager, adviser, consultant or agent for any other person directly or indirectly, in the field of embolization:

         (i) approach, canvass, solicit or otherwise act with a view to enticing away from or seeking in competition with any business of the Company as carried on by the Company at any time the custom of any person who has at any time been a customer of the Company and during such period she shall not use her knowledge of or influence over any such customer to or for her own benefit or the benefit of any other person carrying on business in competition with the Company or otherwise use its knowledge of or influence over any such customer to the detriment of the Company;



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         (ii)     be engaged, concerned or interested howsoever in carrying on any business worldwide if such business is in competition with the business carried on at any time by the Company.

2.4 MPLL hereby undertakes to and covenants with BIOSEPRA that she will not as long as she remains a shareholder of the Company and for a period starting the date she sells her last Remaining Share(s) in the Company and lasting five years from that date either on her own behalf or jointly with or as manager adviser consultant or agent for any other person directly or indirectly approach, canvass, solicit, engage or employ or otherwise endeavor to entice away any person who shall be or shall have been an employee officer or manager of the Company at any time from and after the date of this Agreement.

2.5      PROMISE TO SELL THE REMAINING SHARES

         MPLL holds just after the Closing Date 49% of the share capital of the Company i.e.: 4,900 shares, hereafter referred to as the "Remaining Shares".

2.5.1 MPLL hereby irrevocably promises to sell to BIOSEPRA all the Remaining Shares (hereafter the "Option") at a price per share equal to the Sales of the Company over the last period of 12 months ending at the end of the month preceding the one during which the Option will be exercised by BIOSEPRA, divided by the total number of shares in the Company at that time, pursuant to the following schedule:

         a) BIOSEPRA may exercise the Option granted to it hereabove by MPLL on 70% of the Remaining Shares from the Closing Date until the fifth anniversary of the Closing Date, i.e.,:
                  December 31, 2003.

         b) BIOSEPRA may exercise the Option on 30% of the Remaining Shares still held by MPLL from December 31, 2003 until December 31, 2004.

         In any case, the minimum price to be paid by BIOSEPRA for the total Remaining Shares should not be less than 49 % of FF. 12,000,000 (twelve million French francs).

         BIOSEPRA may substitute to itself in the benefit of the Option any affiliated company.

2.5.2 If the Option is exercised by BIOSEPRA, or any substituted company, the Remaining Shares will be transferred free of any liens, charges, privileges, guarantees, options or other rights in favor of third parties.

         MPLL irrevocably undertakes neither to transfer the Remaining Shares to any third party before December 31, 2004, nor, for the same duration, to grant to any third party a right of any nature whatsoever on the Remaining Shares, such as, but not limited to, option, lien, guarantee...

         If the Option is exercised, the transfer of the Remaining Shares will take place at the latest the 15th day following such exercise.


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2.5.3    The Option stipulated in article 2.5 hereby and all its provisions will also apply to:

         (i) the shares, voting certificates and certificates of investment;

         (ii) the warrants, bonds, combined securities, options, rights and other securities or titles which may give access, immediately or in the future, directly or indirectly, whatever be the importance or form of such access, to the capital, the profits or to the votes at general meetings of the shareholders of the Company.

         All such items mentioned in (i) and (ii) being herein called the "Related Securities", which at the date of exercise of the Option MPLL may as a result of the Remaining Shares hold (or in which, at the date of exercise, she may have rights to), in the Company or any other company which might succeed to the Company by reason of any restructuring, merger, modification of the capital, etc., without modification to the price for the Remaining Shares mentioned in clause
         2.5.1 above, except in the case where such Related Securities will have been (or would be) granted to MPLL in consideration of contributions in cash or in kind or by way of setting off of credit in which case, the said price will be increased by the amounts actually contributed or paid through setting off by MPLL.

2.6 If after December 31, 2003, MPLL still holds the totality or part of the Remaining Shares and is still an employee of the Company or of any of BIOSEPRA's affiliated companies, or has been dismissed for a cause other than "FAUTE GRAVE" or "FAUTE LOURDE", or is deceased, she or her successor as the case may be will benefit from BIOSEPRA of a promise from the latter to purchase the Remaining Shares still held by her, (hereafter the "Promise").

2.6.1 BIOSEPRA hereby irrevocably promises to buy from MPLL all the Remaining Shares still held by MPLL.

         MPLL may exercise the Promise granted to it hereabove by BIOSEPRA from December 31, 2003 until December 31, 2004.

2.6.2 If MPLL exercises the Promise set forth in article 2.6 hereabove, BIOSEPRA shall pay the Remaining Shares -or the prorata of the remaining, shares still held thereof- at a price per share equal to the Sales of the Company over the last period of 9 months ending at the end of the month preceding the transfer of the Remaining Shares, divided by the total number of shares in the Company at that time. In any case, the minimum price paid by BIOSEPRA to MPLL for the Remaining Shares still held by MPLL after December 31, 2003 shall not be less than 49% of FF. 6,000,000 (or the prorata of such amount if BIOSEPRA has exercised the Option on part of the Remaining Shares it being understood that for the calculation of the prorata all the Remaining Shares represents 49%).

         BIOSEPRA may substitute to itself in the exercise of the Promise any affiliated company. In case of substitution, BIOSEPRA will guarantee the commitments resulting from the Promise of all substituted persons.


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2.6.3    If the Promise is exercised by MPLL, the Remaining Shares will be transferred free of any liens, charges, privileges, guarantees, options or other rights in favor of third parties, and the transfer of the Remaining Shares will take place at the latest the 15th day following such exercise.

         The Promise can be exercised by MPLL only for all the Remaining Shares, and not part of them.

2.6.4 The Promise stipulated in article 2.6 hereby and all its provisions will also, mutatis mutandis, apply to the Related Securities mentioned in clause 2.5.4 hereabove, under the same terms and conditions save for the reference to the price which will be the one stipulated in clause 2.6.2.

2.6.5 BIOSEPRA undertakes to cause the shareholders meeting of the Company to appoint MPLL as a director ("ADMINISTRATEUR") at the board of the latter as soon as legally possible after the Closing Date.

2.6.6 BIOSEPRA and MPLL will vote, at a shareholders meeting to be held as of the Closing Date, for the modification of the by-laws of the Company to create in particular two classes A and B of shares in compliance with the terms and conditions set forth in the Shareholders Agreement attached in Exhibit 2.6.7.

2.6.7 BIOSEPRA and MPLL shall sign a shareholders agreement in compliance with Exhibit 2.6.7 (hereafter the "Shareholders Agreement"). The Shareholders Agreement shall provide for the right for MPLL and BIOSEPRA to appoint directors in proportion to their respective percentage in the total share capital of the Company.

         The Shareholders Agreement shall also grant to the directors appointed by MPLL a right of veto of the following decisions :

         -    any change to the exclusive license contract mentioned in
              article 1.3.1 hereto. However such contract may be terminated in the event that the amount or amounts for which MPLL may be liable for under this Agreement exceed the sum of FF. 100,000.

         -    change of the head office of the Company.

         - guarantees ("AVALS" and "CAUTIONS") for an amount exceeding 1 million French francs, granted by the Company to the benefit of companies other than the Company's affiliates.

         The Shareholders Agreement shall be automatically terminated if and when the Company is listed at the French "NOUVEAU MARCHE". The Shareholders Agreement shall also be automatically terminated if and when BIOSEPRA exercises the Option on 70% of the Remaining Shares provided for in article 2.5.1 a) hereto.

2.6.8 BIOSEPRA shall irrevocably assign, worldwide and free of charge, all its rights to its technology and patent portfolio for vascular applications, including its recent patent application for spherical PVA beads.


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ARTICLE 3: REPRESENTATIONS AND WARRANTIES OF MPLL

3.1      SCOPE OF THE REPRESENTATIONS AND WARRANTIES

         BIOSEPRA buys the Shares under the condition that MPLL makes the representations and grants the warranties contained in the present article 3.

         The warranties and representations herein are stipulated for the benefit of BIOSEPRA and they will remain valid for the duration stipulated in this Agreement, even if BIOSEPRA resells some or all of the Shares. MPLL hereby represents and warrants that they are true and accurate on the date of this Agreement.

         So far as MPLL is aware after careful consideration there are no facts or considerations which are not disclosed in the Agreement and its Exhibits which by their omission would or might:

         (i)      affect the import of the information contained therein; or

         (ii)     make any statement therein false or misleading; or

         (iii) invalidate or qualify any assumption expressed to be made in support of any statement therein; or

         (iv) be material for disclosure either to BIOSEPRA or to a potential buyer of the Shares being information which discloses circumstances whereby the Company is or is likely to be affected.

3.2      REPRESENTATIONS AND WARRANTIES

3.2.1    ACCURACY AND RELEVANCE OF THE INFORMATION GIVEN TO BIOSEPRA

         All information represented in the Exhibits and all other information contained in the present Agreement concerning the Company is true and accurate.

         No representation or warranty contained in this Agreement and its Exhibits, which are an integral part thereof contains any untrue statement or omits a fact necessary to make such representation or warranty not misleading. MPLL has no knowledge of facts or circumstances rendering any such information false, untrue or misleading.

3.2.2    CAPACITY AND POWER OF MPLL

         MPLL has all necessary power and authority to conclude and to execute the Agreement. The Agreement represents a valid and binding obligation of MPLL in accordance with its terms and does not violate or result in a breach or default under any agreement or commitment to which MPLL or the Company is a party or which is binding upon it.


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         Neither the Company nor MPLL is a party to, subject to, or bound by any mortgage, deed of trust, indenture or other instrument or agreement or by any judgment, order, writ, injunction, or decree of any court or governmental body, and there is no provision in the Company's organizational documents or, to the knowledge of MPLL, in any statutes, rule or regulation, that would prevent or materially impair (i) the execution, delivery or performance of this Agreement, or the agreements contemplated hereby, (ii) BIOSEPRA's ability to exercise rights as a controlling or majority shareholder of the Company, or (iii) the carrying on or the right to carry on the business of the Company as it is now constituted.

3.2.3    INCORPORATION OF THE COMPANY

         The Company has been duly incorporated and properly formed, and its articles of incorporation, as well as the manner in which it is operating, are in accordance with all applicable laws and regulations.

3.2.4    SHARES AND PARTICIPATIONS OF THE COMPANY

         All the shares of the Company have been issued in accordance with applicable laws and regulations and are entirely paid-up and free of any liens, charges, privileges, guarantees, options or other rights in favor of third parties.

         There exists no contract or commitment of any nature, whether signed or unsigned, with a view to allocating or issuing shares, or giving rise to any right of any person to buy or preempt, in whole or in part, the shares of the Company.

         The Company does not own, directly or indirectly, any holding in any legal entity, grouping or partnership of whatever kind, including any "SOCIETE DE PERSONNES", "SOCIETE CIVILE IMMOBILIERE", "G.I.E.", SOCIETE DE PARTICIPATION", or in which the liability of the members or partners is not limited to their ownership interest.

         The Company has issued no priority shares, preferred shares, bonds convertible into shares, exchangeable against shares or giving rights to subscribe to shares. More generally, the Company has issued no securities giving rights, by conversion, exchange, warrant, reimbursement or in any other manner, to the distribution, immediately or in due course, of shares for which purpose are or will be issued in representation of amount of shares in the capital of the Company. No issuing of any securities of the type described hereabove is currently in progress.

3.2.5    TRANSFER AND OWNERSHIP OF THE SHARES

         The Shares are on the Closing Date owned by MPLL, at its free disposal without any restriction and represent 51% of the authorized legal capital of the Company.

         BIOSEPRA acknowledges that the transfer of the Shares may, if requested by Guerbet SA, entail the early repayment by the Company of the loan amounting to 3 million French francs granted by Guerbet SA by contract dated April 29, 1998, which repayment is to be made within 6 months after the change of control under the provisions of article 8 of the loan agreement.



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         All the procedures relating to the transfer of the Shares at the
         Closing Date which are necessary, in order that the transfer can take place in compliance with all applicable laws and regulations at the Closing Date, have been duly performed.

3.2.6    STATUTORY BOOKS

         To the best of MPLL's knowledge:

         - all accounting books, statutory books and files required by applicable laws and regulations are maintained by and in the possession of the Company, and contain information which is true and correct and duly recorded in accordance with applicable regulations and laws.

         - all documents evidencing the ownership of the assets of the Company and signed copies of all contracts entered into by it which are currently in force, are essential to its activity, and should be in their possession, are in the possession of the Company.

3.2.7    OPTIONS, MORTGAGES AND OTHER GUARANTEES

         There exists no option, mortgage, lien, pledge, or any other form of guarantee or privilege in favor of third parties on all or any part of the assets of the Company. No contract or commitment to grant any of these rights or guarantees has been concluded. Neither the Company nor its employees or representatives have received any claim from any person claiming to benefit from any of the rights or guarantees mentioned above.

3.2.8    COMPLIANCE WITH LAWS AND REGULATIONS

         To the best of MPLL's knowledge:

         - the Company has all material permits and authorizations necessary for the ownership of its assets and for the conduct of its current business. The Company has complied with all material laws, regulations and customs applicable to such business, in particular all regulations relating to labor regulations, environment regulations, as well as all conditions in respect of the required permits and authorizations.

         - the Company is not bound to arrange measures which would require new investments in order to comply with any of these laws or regulations.

         - there exists no event that might bring about the revocation or suspension of any permits or authorizations held by the Company or that might involve its liability or that of its directors or employees, in particular by reason of the violation of regulations relating to environmental law and labor law.

         - the transfer of ownership of the Shares to BIOSEPRA will not bring about the revocation or suspension of any permit or authorization necessary for the conduct of the business of the Company.


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         -    all information transmitted to governmental authorities are true and accurate.

3.2.9    AGREEMENTS

         to the best of MPLL's knowledge:

         - the Company is not party to any one or more agreements or commitments which are manifestly of an unusual nature and/or duration or otherwise outside the normal course of business and more specifically the Company is not subject to any non-competition commitment or restriction from doing business which it is legally capable of carrying on.

         - there exists no contract or agreement entered into by the Company, which includes a provision enabling the other contracting party to terminate it (or to demand modification of the contractual provisions) as a result of a change in the ownership of the Company.

3.2.10   LOANS AND OTHERS

         Complete and accurate information (in particular the amount, duration, security...) relating to all loans, credit contracts, overdraft agreements or other banking facilities of the Company in existence are contained in EXHIBIT 3.2.10.

3.2.11   GUARANTIES

         No security guarantee, sponsorship or comfort letter of any nature given or incurred by the Company is in effect on the Closing Date.

3.2.12   PROFIT-SHARING AGREEMENT

         The Company is not a party or has not agreed to be a party to any agreement giving any third party any right to share in whole or in part in its profits.

3.2.13   INSOLVENCY

         No receiver ("ADMINISTRATEUR JUDICIAIRE") has been appointed to manage all or any part of the assets or the business of the Company.

         No request or declaration has been made with a view to the judicial reorganization or judicial liquidation of the Company or with a view to the dissolution and early liquidation of the Company.

         The Company has not ceased making payments to creditors, is not insolvent or unable to pay its debts.

3.2.14   LITIGATION

         To the best of MPLL's knowledge, the Company is not engaged directly, or through employees or/and directors, actual or former, in any judicial criminal, administrative or arbitral proceedings, as plaintiff or defendant, including by way of counterclaim.


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         There does not exist to MPLL's knowledge, after due inquiry in that respect, any fact that would give rise to any proceeding against the Company or against one of its directors, employees, or former directors or employees for which the Company would be liable.

         In particular, the Company is not a defendant to, and to MPLL's knowledge is not threatened with, any lawsuit brought by customers or third parties.

         Furthermore, to MPLL's knowledge there has been no court or administrative decision or order, and no time limit given by a professional organization or supervisory authority, imposing on the Company, an obligation which might in the future have unfavorable consequences on the normal course of its business.

3.2.15   EMPLOYEES, REPRESENTATIVES OF THE COMPANY

         The current employees of the Company, along with an indication of their age and seniority, are listed in EXHIBIT 3.2.15. No binding promise to hire any person has been granted by the Company and the Company has not granted any loans to its employees.

3.2.16   REAL AND PERSONAL PROPERTY

         The Company owns no real property. All personal property necessary to its current business, except the property subject to the leasing contracts which are listed in EXHIBIT 3.2.16, is fully owned by the Company.

3.2.17   INTELLECTUAL PROPERTY

         the Company owns or is entitled to use all patents and trademarks, tradenames, processes, software, company name and more generally all intellectual property rights, if any, that it uses the course of its business, except what is mentioned in EXHIBIT 3.2.18.

         None of these rights has been transferred in any way to any third party or infringes the rights of any third party. The documentation pertaining to such rights is contained in EXHIBIT 3.2.18.

3.2.19   INSURANCE

         To the best of MPLL's knowledge:

         - the Company is insured by policies in force, for which all premiums have been paid when due and which cover under normal conditions the risks regularly incurred by companies operating a business similar to those of the Company. The Company has not committed or omitted any act which might render null or inoperative such insurance policies or which might bring about their cancellation.

         - there exists at present no lawsuit involving the application of the Company's insurance policies, and no event has occurred which might bring about such a lawsuit.

         A description of the insurance contracts concluded by the Company is contained in EXHIBIT 3.2.19.

3.2.21   TAX AND OTHER RETURNS

         To the best of MPLL's knowledge, the Company has regularly filed all required tax, Social Security and all administrative returns and has paid or provided for all taxes, duties, levies and Social Security charges, including any interest, fines or penalties relating thereto.

         There is no current dispute with any government authority concerning taxes, customs or Social Security charges and, to MPLL's knowledge, there is no reason to believe any such dispute might arise.

3.3      INDEMNIFICATION

         a) MPLL undertakes to pay to BIOSEPRA or to the Company, at BIOSEPRA's option, a sum, covering all harmful consequences duly suffered for BIOSEPRA and/or the Company as a result of any failure to comply with, any omission or inaccuracy of any one of the representations and covenants contained in this Agreement.

         b) It is understood that the amount of any sum due from MPLL to BIOSEPRA and/or the Company, as the case may be, under clause
                  3.3 a) of this Agreement will be reduced by (i) the amount of any insurance payment actually received by BIOSEPRA or the Company in relation to any event giving rise to a claim by BIOSEPRA hereunder (ii) elements likely to increase liabilities and assets.

         c) Any amount or amounts that MPLL may be liable to pay pursuant to this Agreement shall not exceed the sum of FF. 49% of FF. 6,000,000 except as regards the representations and guarantees given by MPLL in articles 3.2.2., 3.2.3, 3.2.4 and 3.2.5.

                  Furthermore, the amount or amounts for which MPLL may be liable under this Agreement shall only be payable if such amount or amounts have reached the aggregate amount of FF. 100,000. This aggregate amount may be only subtracted once from the amounts due to BIOSEPRA

         d) All grounds likely to result in a call on the guarantee set forth by this Agreement shall be notified by BIOSEPRA within 30 days from the moment BIOSEPRA is aware thereof. MPLL shall have 21 days, either to acknowledge its acceptance of BIOSEPRA's claim, or to communicate its disagreement. The lack of response in this period of time shall be considered as an acceptance of BIOSEPRA's claim by MPLL.

         e) BIOSEPRA, acting on behalf of the Company, shall not enter into a settlement agreement on any matters likely to entail MPLLs' liability under this guarantee, without the approval of MPLL, which approval shall not be unreasonably withheld.

                  Such approval shall be deemed to have been obtained if MPLL fails to notify its opposition to the planned settlement agreement within more than 21 days of receiving a registered mail in which BIOSEPRA shall have given notice of its intention so to proceed on the basis of explicit information.

3.4      DURATION OF THE GUARANTEE

         All demands for payment (which can only be valued as a provisional figure under this indemnification) under the Agreement in regard to matters of a tax, administrative, Social Security nature or pertaining to clauses 3.2.2 and 3.2.5 must be made by BIOSEPRA, even if only provisionally, before the expiration of a period equal to the applicable limitations provided by law plus three (3) months and, in regard to any other matter, before January 1st, 2004.

3.5      PAYMENT

         The payment of any sum due by MPLL in application of article 3 of the Agreement shall be made, by means of an actual payment by MPLL to BIOSEPRA, up to the amount of FF. 500,000 and exclusively by means of set-off against any sum that BIOSEPRA owes to MPLL, in particular as payment of the price of the Remaining Shares, with respect to any sum due by MPLL exceeding the above mentioned FF. 500,000 threshold.

         The payment of any sum due by MPLL to BIOSEPRA and/or the Company under this Agreement (either pursuant to MPLL's acceptance of BIOSEPRA's claim or arbitrator's award), subject to the provisions of the above paragraph, shall be made within thirty (30) days of the payment by the Company of any sum covered by this indemnification, supported by appropriate justifying documents.

ARTICLE 4: MISCELLANEOUS PROVISIONS

4.1      WHOLE AGREEMENT

         This Agreement constitutes the whole and unique agreement of the parties on the matters it relates to. It replaces and cancels therefore any prior contract or agreement, whether written or oral between the parties on matters covered by this Agreement. This Agreement shall be modified only in writing with the signature of both parties.

4.2      COSTS AND FEES

         Each of the Parties shall bear, without entitlement to a refund from the other, the costs incurred by it in connection with the preparation and conclusion of this Agreement, including all expenses, fees and disbursements for legal advice, auditors and other advisers instructed by either of the Parties.

ARTICLE 5: GOVERNING LAW AND DISPUTES

Clause 2.2 of the Agreement shall not apply for the performance of article 5.

5.1      GOVERNING LAW

         The Agreement is governed by, and shall be construed in accordance with, French law.

5.2      DISPUTES

         The parties agree to submit any and all disputes arising with respect to the validity, interpretation or performance of this agreement to the exclusive jurisdiction of Paris Commercial Court ("Tribunal de Commerce de Paris") due to the commercial nature of the Agreement.

ARTICLE 6: NOTICES

All notices under this Agreement shall be sent by registered mail, return receipt requested, and shall be deemed sent on the date of receipt or on the date of mailing if preceded by transmission of the text of such notice by telex or fax. Such notices shall be sent, until changed by notice given as indicated above, to the following addresses:

         -   If MPLL to:         Marie Paule Leroy-Landercy at her address
                                 mentioned on the first page of this Agreement

         -   If BIOSEPRA to:     BIOSEPRA Inc. at its head office mentioned on
                                 the first page of this Agreement

                                 Attention: Jean-Marie Vogel


                                                    Done in Paris
                                                    On December 31st, 1998
                                                    In 2 originals



/S/ MARIE-PAUL LEROY LANDERCY                          /S/ JEAN-MARIE VOGEL
-----------------------------                       ----------------------------
         for MPLL                                          for BIOSEPRA